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Equity Transfer Agreement

The Agreement is jointly signed on April 2, 2010 in Shanghai by the Parties hereunder:

Transferor: Goldenway Nanjing Garments Co., Ltd. (Party A)
Address: 509 Chengxin Thoroughfare, Jiangning Development Zone, Nanjing
Transferee: Shanghai Hexia Investment Co., Ltd. (Party B)
Address: Room 304, Building 2, No.26, Lane 258, Caoxi Road, Shanghai

Shanghai La Chapelle Garment and Accessories Company Limited (Subject Company) has 7.5 million of RMB Yuan as registered capital, 10% of the total registered capital were invested by Party A. In the light of governing laws and regulations, through friendly negotiations by the Parties, the following articles are agreed upon:

Article I  The Equity Transferred and Transferring Price
1. Party A transfers 5% of Subject Company’s total equity to Party B at the price of 6.18 million of RMB Yuan.
2. All and any rights and interests affiliated to the transferred are transferred along with it.
3. The Transferee is obliged to complete the payment for the transferred equity within 30 days after the signing of this Agreement.

Article II  Covenants and Warranties
Party A warrants that Party A legally owns the equity transferred to Party B as stipulated in Article I, and Party A has a full and effective disposition of the transferred. Party A warrants no mortgate or security right is attached to the transferred, and no claim is and will be made by any third party on the transferred.

Article III  Agreement Breach Liabilities
Nil

Article IV  Dispute Resolution
The Agreement abides by the laws of People’s Republic of China and only explanations by which are applicable.
Any dispute arisen with or related to the Agreement shall be resolved through friendly negotiations. In the case of a failed negotiation, the issue shall be submitted to Shanghai Arbitration Commission or sued at The People’s Court.

Article V  Others
1. The Agreement is made in 4 duplicates, 1 is held by each Party, 1 by the Subject Company, and 1 is used in the Business Administration formalities.
2. The Agreement takes effect upon being signed by each and all Parties.

(blank below)

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Party A (Signature & Stamp)	Party B (Signature & Stamp)